Inland Real Estate Corporation
2901 Butterfield Road
Oak Brook, IL 60523
(888) 331-4732
NEWS RELEASE

Company Contacts:
Dawn Benchelt, Investor Relations Director
(630) 218-7364
benchelt@inlandrealestate.com

Inland Real Estate Corporation to Acquire Joint Venture Partner's Interest
In Portfolio of 13 High Quality Shopping Centers
- Increases Consolidated Portfolio by 33 percent to $1.6 billion -

OAK BROOK, IL (May 28, 2013) - Inland Real Estate Corporation (NYSE:IRC), a leading real estate investment trust that owns and operates high quality, necessity and value based retail centers in select markets in the Midwest, today announced that it has entered into an agreement with New York State Teachers' Retirement System (“NYSTRS”) to acquire NYSTRS'
50 percent ownership interest in the IN Retail Fund, L.L.C. (“IN Retail”) for $121.0 million in cash. Upon the closing of this transaction, the Company will own 100 percent of the outstanding membership interests in IN Retail and the assets, liabilities and results of operations of IN Retail will be included in the Company's consolidated financial statements. IN Retail owns 13 shopping centers, aggregating approximately 2.3 million square feet of gross leasable area, with an estimated fair value (agreed upon by the parties for purposes of this transaction) of approximately $395.6 million, equating to an acquisition capitalization rate of 6.7 percent, and total current outstanding mortgage debt of approximately $152.2 million, plus other related assets and liabilities.

“The joint ventures we have established with institutional partners such as NYSTRS, have been instrumental in advancing our growth objectives,” said Mark Zalatoris, president and chief executive officer. “Since its formation in 2004, the IRC-NYSTRS joint venture has added more than $300 million in gross value to our total portfolio and provided approximately $8.5 million in high-margin fee income as of March 31, 2013. This venture has been a capital-efficient way for the Company to acquire premier retail assets while enhancing our yield on investment. However, the opportunity to acquire NYSTRS's interest at this time advances our strategic goals to increase the size and quality of our consolidated portfolio, simplify our ownership structure and strengthen our balance sheet.”

The IN Retail Fund portfolio consists of eleven neighborhood, community and power shopping centers located in the Chicagoland area; one neighborhood retail center in a suburb of Minneapolis-St. Paul; and one community retail center located near Racine, Wisconsin. The portfolio's estimated three-mile average population is more than 111,500 and average household income is approximately $82,900. As of March 31, 2013, the portfolio was 97.5 percent leased, and financial occupancy of the portfolio was 93.4 percent.

The closing of the transaction must occur by June 14, 2013, provided, however, that the purchase price will increase by $22,500 for each day after May 31, 2013 that closing does not occur. If the closing does not occur on or before June 14, 2013 for any reason (including, without limitation, the willful failure or refusal of either party to close the transaction), the agreement will terminate and the parties will have no further rights or obligations thereunder. The Company would then continue to own a 50 percent interest in IN Retail.

The Company expects to fund the acquisition of NYSTRS' interest in the IN Retail Fund, L.L.C., depending on the timing of the closing by utilizing various sources of available capital, including proceeds received from various capital markets activities, draws on its $175 million line of credit facility, proceeds from the sale of consolidated assets and cash on hand. On a pro forma basis, as of March 31, 2013, the Company's acquisition of NYSTRS' ownership interest in IN Retail would have increased the amount of total assets on its wholly owned, consolidated balance sheet to $1.6 billion from $1.2 billion. Total weighted average consolidated debt would have increased by $152.5 million to $877.5 million; however, the ratio of total debt to gross assets for the consolidated portfolio would have decreased to 45.5 percent from 47.3 percent, as of March 31, 2013. The transaction will expand the unencumbered asset pool within the consolidated portfolio, as three of the thirteen properties are currently unencumbered.

After the close of the transaction, for the consolidated portfolio, properties in Illinois will comprise approximately 65.1 percent of net operating income; properties in Minnesota will total approximately 16.3 percent of NOI; and Wisconsin assets will comprise approximately 5.7 percent of NOI, based on results as of March 31, 2013.

The top five retail tenants based on annual base rent for the consolidated portfolio proforma for the transaction are: Roundy's (5.8 percent), Safeway (3.8 percent), AB Acquisitions (Jewel Food Stores) (3.0 percent), CarMax (2.9 percent), and TJX Companies (2.8 percent). Additional information on the 13 retail centers in which the Company will acquire NYSTRS' interest is presented in the following table.

Property	Type of Center	MSA	GLA (Sq Ft)	Anchor Tenants
Orland Park Place	Power	Chicago	592,495
 K&G Superstore, Old Navy, Stein Mart, Tiger Direct, Barnes & Noble, DSW Shoe Warehouse, Bed Bath & Beyond, Binny's Beverage Depot, Nordstrom Rack, Dick's Sporting Goods, Marshall's, BuyBuy Baby, HH Gregg, Ross Dress for Less

Randall Square	Power	Chicago	216,485	Marshall's, Bed Bath & Beyond, PetSmart, Michael's, Party City, Old Navy
Woodfield Commons E/W	Power	Chicago	207,452	Toys R Us, Discovery Clothing, REI, Hobby Lobby
Thatcher Woods Center	Community	Chicago	188,213	Walgreens, CW Price, Hanging Garden Banquet, Binny's Beverage Depot, Dominick's Finer Foods, Sears Outlet
Chatham Ridge	Community	Chicago	175,991	Food 4 Less, Marshall's
Marketplace at Six Corners	Neighborhood	Chicago	116,975	Jewel Food Stores, Marshall's
Maple View	Neighborhood	Chicago	105,642	Jewel Food Stores
Cobbler Crossing	Neighborhood	Chicago	102,643	Jewel Food Stores
The Shoppes at Mill Creek	Neighborhood	Chicago	102,422	Jewel Food Stores
Ravinia Plaza	Neighborhood	Chicago	101,366	Whole Foods Market, Pier 1 Imports, Eva's Bridal
Regal Showplace	Neighborhood	Chicago	96,928	Regal Cinemas
Forest Lake Marketplace	Neighborhood	Minneapolis-St. Paul	93,853	Cub Foods
Greentree Centre & Outlot	Community	Racine	169,268	Pick 'N Save, Kmart

About Inland Real Estate Corporation
Inland Real Estate Corporation is a self-administered and self-managed publicly traded real estate investment trust (REIT) that owns and operates open-air neighborhood, community, power and lifestyle retail centers and single-tenant properties located primarily in the Midwestern United States. As of March 31, 2013, the Company owned interests in 154 investment properties, including 48 owned through its unconsolidated joint ventures, with aggregate leasable space of approximately 15 million square feet. For additional information, including a copy of the Company's supplemental financial information for the three months ended March 31, 2013, please visit www.inlandrealestate.com. To connect with Inland Real Estate Corporation via LinkedIn, please visit http://www.linkedin.com/company/inland-real-estate-corporation, or via Twitter at www.twitter.com/IRC_REIT.

Certain statements in this news release constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that do not reflect historical facts and instead reflect our management's intentions, beliefs, expectations, plans or predictions of the future. Forward-looking statements can often be identified by words such as "believe," "expect," "anticipate," "intend," "estimate," "may," "will," "should" and "could." Examples of forward-looking statements include, but are not limited to, statements that describe or contain information related to matters such as management's intent, belief or expectation with respect to our financial performance, investment strategy or our portfolio, our ability to address debt maturities, our cash flows, our growth prospects, the value of our assets, our joint venture commitments and the amount and timing of anticipated future cash distributions. Forward-looking statements reflect the intent, belief or expectations of our management based on their knowledge and understanding of the business and industry and their assumptions, beliefs and expectations with respect to the market for commercial real estate, the U.S. economy and other future conditions. These statements are not guarantees of future performance, and investors should not place undue reliance on forward-looking statements. Actual results may differ materially from those expressed or forecasted in forward-looking statements due to a variety of risks, uncertainties and other factors, including but not limited to the factors listed and described under Item 1A"Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the Securities and Exchange Commission (the "SEC") on February 28, 2013 as they may be revised or supplemented by us in subsequent Reports on Form 10-Q and other filings with the SEC. Among such risks, uncertainties and other factors are market and economic challenges experienced by the U.S. economy or real estate industry as a whole, including dislocations and liquidity disruptions in the credit markets; the inability of tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; competition for real estate assets and tenants; impairment charges; the availability of cash flow from operating activities for distributions and capital expenditures; our ability to refinance maturing debt or to obtain new financing on attractive terms; future increases in interest rates; actions or failures by our joint venture partners, including development partners; and factors that could affect our ability to qualify as a real estate investment trust. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.